Exhibit 4.2

EXECUTION

FIRST SUPPLEMENTAL INDENTURE

to

INDENTURE

Dated as of March 18, 2005

by and among

J. CREW GROUP, INC.

as New Guarantor

and

J. CREW OPERATING CORP.

as Issuer

and

GRACE HOLMES, INC. d/b/a J. CREW RETAIL, H.F.D. NO 55, INC. d/b/a

J. CREW FACTORY, J. CREW, INC., and J. CREW INTERNATIONAL,

INC.

as Holdover Guarantors

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

Dated as of October 17, 2005

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of October 17, 2005, among J. CREW GROUP, INC., a corporation duly organized and existing under the laws of Delaware (the “New Guarantor”), J. CREW OPERATING CORP. (the “Issuer”), U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), and GRACE HOLMES, INC. d/b/a J.CREW RETAIL, H.F.D. NO 55, INC. d/b/a J. CREW FACTORY, J. CREW, INC. and J. CREW INTERNATIONAL, INC., as guarantors (the “Holdover Guarantors”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 18, 2005, providing for the issuance of 9 3/4% Senior Subordinated Notes due 2014 (the “Notes”) guaranteed by the Holdover Guarantors and J. CREW INTERMEDIATE LLC (the “Predecessor Guarantor”) pursuant to a note guarantee, dated as of March 18, 2005 (the “Note Guarantee”);

WHEREAS, the Predecessor Guarantor and the New Guarantor have entered into the Agreement of Merger dated October 11, 2005 (the “Merger Agreement”), and the New Guarantor has executed and filed in Delaware a certificate to cause the occurrence of the merger described in the Merger Agreement (the “Merger”). The effective date of the Merger was October 11, 2005 and by operation of the Merger (i) the Predecessor Guarantor was merged with and into the New Guarantor and (ii) the New Guarantor became responsible for and subject to all obligations and entitled to the rights of the Predecessor Guarantor under the Indenture and the Notes;

WHEREAS, the Merger is permitted under Section 12.03 of the Indenture and the New Guarantor has executed this First Supplemental Indenture to comply with the requirements of Section 12.03; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ASSUMPTION OF GUARANTEE. The New Guarantor hereby expressly assumes all the obligations of the Predecessor Guarantor under the Indenture and the Note Guarantee endorsed by the Predecessor Guarantor upon the Notes and the due and punctual performance of all the covenants and conditions of the Indenture to be performed by the Predecessor Guarantor.

3. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth herein and in the Indenture, including but not limited to Article 12 thereof.

4. EFFECT OF THE SUPPLEMENTAL INDENTURE. This First Supplemental Indenture supplements the Indenture and shall be a part, and subject to all the terms, thereof. Except as expressly supplemented hereby, the Indenture, the Notes and the Note Guarantees issued thereunder shall continue in full force and effect.

5. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the New Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, any Note Guarantee, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Issuer.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first stated above.

J. CREW GROUP, INC.
as New Guarantor

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	EVP & CFO

J. CREW OPERATING CORP. as Issuer

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	EVP & CFO

GRACE HOLMES, INC. d/b/a J. CREW RETAIL
as Holdover Guarantor

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	EVP & CFO

H.F.D. NO 55, INC. d/b/a J. CREW FACTORY
as Holdover Guarantor

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	EVP & CFO

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J. CREW, INC.
as Holdover Guarantor

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	EVP & CFO

J. CREW INTERNATIONAL, INC. as Holdover Guarantor

By:	/s/ Nicholas Lamberti
Name:	Nicholas Lamberti
Title:	VP

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Philip G. Kane, Jr.
Name:	Philip G. Kane, Jr.
Title:	Vice President

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